================================================================================

                                  SCHEDULE 14A
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under Section 240.14a-12

                           LAUREL CAPITAL GROUP, INC.

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2)of Schedule 14A.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:________

     (2) Aggregate number of securities to which transaction applies:___________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (set forth the amount on which the filing fee is calculated and state how it was determined):_____________

     (4) Proposed maximum aggregate value of transaction:_______________________

     (5) Total fee paid:________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:________________________________________________

     (2) Form, Schedule or Registration Statement No.:__________________________

     (3) Filing Party:__________________________________________________________

     (4) Date Filed:____________________________________________________________

================================================================================

                           LAUREL CAPITAL GROUP, INC.
                               2724 HARTS RUN ROAD
                        ALLISON PARK, PENNSYLVANIA 15101
                                 (412) 487-7404

                            NOTICE OF ANNUAL MEETING

                         TO BE HELD ON NOVEMBER 9, 2000


         NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of Laurel Capital Group, Inc. (the "Company") will be held at the Holiday Inn - Allegheny Valley, R.I.D.C. Park, 180 Gamma Drive, Pittsburgh, Pennsylvania 15238, on Thursday, November 9, 2000 at 10:30 a.m., Eastern Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy
Statement:

         (1) To elect two directors for a term of three years or until their successors have been elected and qualified;

         (2)      To consider and approve the 2000 Stock Option Plan;

         (3) To ratify the appointment of KPMG LLP as the Company's independent auditors for the year ending June 30, 2001; and

         (4) To transact such other business as may properly come before the meeting.

         Stockholders of record at the close of business on September 26, 2000 are entitled to notice of and to vote at the Annual Meeting.


                                              BY ORDER OF THE BOARD OF DIRECTORS


                                              /s/ JOHN A. HOWARD, JR.

                                              John A. Howard, Jr.
                                              Secretary


Allison Park, Pennsylvania
October 6, 2000

================================================================================

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THIS MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

================================================================================

                           LAUREL CAPITAL GROUP, INC.

                                   -----------

                                 PROXY STATEMENT

                                   -----------

                         ANNUAL MEETING OF STOCKHOLDERS


         This Proxy Statement is furnished to the holders of common stock of Laurel Capital Group, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors, to be used at the Annual Meeting of Stockholders ("Annual Meeting") to be held at the Holiday Inn - Allegheny Valley, R.I.D.C. Park, 180 Gamma Drive, Pittsburgh, Pennsylvania 15238, on Thursday, November 9, 2000 at 10:30 a.m., Eastern Time, and at any adjournment thereof for the purposes set forth in the Notice of Annual Meeting. This Proxy Statement is expected to be mailed to stockholders on or about October 6, 2000.

         Each proxy solicited hereby, if properly signed and returned to the Company, will be voted in accordance with the instructions contained therein if it is not revoked prior to its use. If no contrary instructions are given, each proxy received will be voted (i) for the election of the two nominees for director described herein, (ii) for the proposal to adopt the 2000 Stock Option Plan, (iii) for the ratification of KPMG LLP as the Company's independent auditors for the year ending June 30, 2001, and (iv) upon such other matters as may properly come before the Annual Meeting in accordance with the best judgment of the persons appointed as proxies. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (John A. Howard, Jr., Secretary, Laurel Capital Group, Inc., 2724 Harts Run Road, Allison Park, Pennsylvania 15101), (ii) submitting a duly executed proxy bearing a later date, or (iii) by appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

         Laurel Capital Group, Inc. is a bank holding company and the parent holding company for Laurel Savings Bank (the "Bank"), a Pennsylvania-chartered stock savings bank. The Company owns 100% of the Bank's common stock.


                        VOTING SECURITIES AND BENEFICIAL
                                OWNERSHIP THEREOF

         Only stockholders of record at the close of business on September 26, 2000 ("Voting Record Date") will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 1,962,881 shares of common stock, $.01 par value per share (the "Common Stock"), of the Company outstanding. The Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting.

         Directors are elected by a plurality of the votes cast with a quorum present. A quorum consists of stockholders representing, either in person or by proxy, a majority of the outstanding Common Stock entitled to vote at the Annual Meeting. Abstentions are considered in determining the presence of a quorum and will not affect the plurality vote required for the election of directors. The affirmative vote of the holders of a majority of the total votes eligible to be cast in person or by proxy at the Annual Meeting is required for approval of the 2000 Stock Option Plan. The affirmative vote of the holders of a majority of the total votes present in person or by proxy is required to ratify the appointment of the independent auditors. Because of the required votes, abstentions will have the effect of a vote against the proposal with respect to the 2000 Stock Option Plan. Under rules of the New York Stock Exchange, the proposals for adoption of the 2000 Stock Option Plan and ratification of the auditors are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions and for which there will not be "broker non-votes."

                        PRINCIPAL HOLDERS OF COMMON STOCK

         The following table sets forth information as of September 26, 2000 with respect to ownership of the Common Stock by the entities which are known to the Company to be the beneficial owners of more than 5% of the Common Stock and by all directors and executive officers of the Company as a group. For information with respect to the beneficial ownership of Common Stock by individual directors, see "Information with Respect to Nominees for Director, Directors Whose Terms Continue and Executive Officers."

  Name and Address                          Amount and Nature         Percent
 of Beneficial Owner                   of Beneficial Ownership(1)   of Class(1)
 -------------------                   --------------------------   -----------

First Manhattan Company                          187,774                9.57%
437 Madison Avenue
New York, New York 10022

The Banc Funds                                   154,277                7.86%
208 South LaSalle Street, Suite 1680
Chicago, Illinois 60604

Edwin R. Maus                                    113,685(2)             5.79%
2570 Cole Road
Wexford, Pennsylvania 15090

All directors and executive
officers as a group (12 persons)                 369,836(3)            18.84%

----------------------

(1) Based upon information provided by the respective beneficial owners and filings with the Securities and Exchange Commission ("SEC") made pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"), and other information. The amounts and percentages reflect the stock splits declared and paid by the Company prior to the Voting Record Date. Beneficial ownership is direct except as otherwise indicated by footnote. In accordance with Rule 13d-3 of the Exchange Act, a person is deemed to be the beneficial owner of a security if he or she has or shares voting power or dispositive power with respect to such security or has the right to acquire such ownership within 60 days.

(2) Includes options covering 73,813 shares of Common Stock which are exercisable within 60 days of September 26, 2000, 30,340 shares owned jointly with Mr. Maus' spouse and 9,532 shares held in an IRA.

(3) Includes options covering 205,671 shares of Common Stock which are exercisable within 60 days of September 26, 2000. See "Information with Respect to Nominees for Director, Directors Whose Terms Continue and Executive Officers."

               INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR,
              DIRECTORS WHOSE TERMS CONTINUE AND EXECUTIVE OFFICERS

ELECTION OF DIRECTORS

         The Bylaws of the Company presently provide that the Board of Directors shall consist of seven members. The Company's Bylaws further provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible. The members of each class are to be elected for a term of three years or until their successors are elected and qualified. One class of directors is to be elected annually. There are no arrangements or understandings between the Company and any person pursuant to which such person has been elected a director. No director is related to any other director or any executive officer of the Company or the Bank by blood, marriage or adoption.

THE NOMINEES

         Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of all the nominees for director listed below. If either of the nominees should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for the replacement nominee recommended by the Board of Directors. As of the date hereof, the Board of Directors knows of no reason why the persons listed below may not be able to serve as a director if elected.

         Article 7.F. of the Company's Articles of Incorporation provides that stockholders may submit nominations for election to the Board of Directors to the Secretary of the Company so that it is delivered or received no later than the close of business on the 60th day prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders of the Company. Article 7.F. also sets forth the required information in such notice of nomination. No nominations were submitted by stockholders in connection with the Annual Meeting.

         Nominees for director will be elected by a plurality of the votes cast by the shares of Common Stock entitled to vote in the election at the Annual Meeting. Abstentions and broker non-votes will have no effect on the vote.



           NOMINEES FOR DIRECTOR FOR THREE-YEAR TERM EXPIRING IN 2003




                                     POSITION WITH THE COMPANY                                   COMMON STOCK
                                     AND PRINCIPAL OCCUPATION                                    BENEFICIALLY
                                       DURING THE PAST FIVE                 DIRECTOR              OWNED AS OF
        NAME           AGE                    YEARS(1)                       SINCE          SEPTEMBER 26, 2000(2)(3)
        ----           ---      -----------------------------------          ------         ------------------------
                                                                                              AMOUNT      PERCENTAGE
                                                                                            ----------    ----------

Harvey J. Haughton      87      Director; retired; previously Vice             1972          33,726        1.72%(4)
                                President of Finance, Jones and Laughlin
                                Steel Corporation, Pittsburgh,
                                Pennsylvania.

Annette D. Ganassi      44      Director; President/                           1992          25,972        1.32%
                                Owner of Annette
                                Ganassi Oldsmobile,
                                Pontiac, GMC Truck,
                                Glenshaw,
                                Pennsylvania.

                THE BOARD OF DIRECTORS RECOMMENDS THAT THE ABOVE
                        NOMINEES BE ELECTED AS DIRECTORS

MEMBERS OF THE BOARD CONTINUING IN OFFICE



                      DIRECTORS WHOSE TERMS EXPIRE IN 2001

                                     POSITION WITH THE COMPANY                                   COMMON STOCK
                                     AND PRINCIPAL OCCUPATION                                    BENEFICIALLY
                                       DURING THE PAST FIVE                 DIRECTOR              OWNED AS OF
        NAME           AGE                    YEARS(1)                       SINCE          SEPTEMBER 26, 2000(2)(3)
        ----           ---      -----------------------------------          ------         ------------------------
                                                                                              AMOUNT      PERCENTAGE
                                                                                            ----------    ----------


Richard J. Cessar       71     Chairman of the Board since 1996;               1969          25,173        1.28%(5)
                               Chairman of the Board, Maglev Inc.,
                               previously Pennsylvania State legislator.

Arthur G. Borland       70     Director; retired; previously Secretary,        1986          23,160        1.18%(6)
                               Oberg Manufacturing Company, Inc., a
                               manufacturer of carbide stamping dies,
                               Freeport, Pennsylvania.


                      DIRECTORS WHOSE TERMS EXPIRE IN 2002



                                     POSITION WITH THE COMPANY                                   COMMON STOCK
                                     AND PRINCIPAL OCCUPATION                                    BENEFICIALLY
                                       DURING THE PAST FIVE                 DIRECTOR              OWNED AS OF
        NAME           AGE                    YEARS(1)                       SINCE          SEPTEMBER 26, 2000(2)(3)
        ----           ---      -----------------------------------          ------         ------------------------
                                                                                              AMOUNT      PERCENTAGE
                                                                                            ----------    ----------


Richard S. Hamilton     55    Director; President of AAA of West               1986          31,953        1.63%
                              Penn/West Virginia, Pittsburgh,
                              Pennsylvania.

J. Harold Norris        74    Director, retired; previously Department         1967          26,350        1.34%(7)
                              Manager, Port Authority of Allegheny
                              County, Pittsburgh, Pennsylvania.

Edwin R. Maus           58    Director; President and Chief Executive          1989         113,685        5.79%(8)
                              Officer of the Company since 1992;
                              President and Chief Executive Officer of
                              the Bank since 1989; joined the Bank in
                              1987 as Vice President of Operations.

----------------------

(1) Unless otherwise noted, each director has held his or her currently listed position for the last five years.


(FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(2) Based on information furnished by the respective individuals. Under applicable regulations, shares are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he or she has any economic interest in the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

(3) Under applicable regulations, a person is also deemed to have beneficial ownership of any shares which may be acquired within 60 days pursuant to the exercise of outstanding stock options. The amounts set forth in the table include shares which may be received upon exercise of stock options within 60 days of the Voting Record Date as follows: Mr. Maus, 73,813 shares; Ms. Ganassi, 13,954 shares; Mr. Hamilton 13,952 shares; Messrs. Borland and Cessar, 13,858 shares each; Mr. Norris 10,698 shares and Mr. Haughton 9,643 shares.

(4) Includes 24,083 shares held in trust for Mr. Haughton's spouse

(5) Includes 1,554 shares owned jointly with Mr. Cessar's spouse.

(6) Includes 5,788 shares owned jointly with Mr. Borland's children and 3,514 shares held in an IRA.

(7) Includes 13,142 shares owned jointly with Mr. Norris's spouse.

(8) Includes 30,340 shares owned jointly with Mr. Maus' spouse and 9,532 shares held in an IRA.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

         The following information is provided with respect to executive officers of the Company and/or the Bank who are not also directors. There are no arrangements or understandings between the Company or the Bank and any person pursuant to which a person has been elected as an officer.

         RICHARD P. BRUCKMAN - Mr. Bruckman joined the Bank in 1964, has served in various positions with the Bank, including branch manager, and served as Vice President of Finance of the Bank from 1982 until June 1992 when he assumed the position of Vice President-Controller.

         JOHN A. HOWARD, JR. - Mr. Howard joined the Bank in July 1992 as Chief Financial Officer, was appointed a Vice President in August 1992, a Senior Vice President in July 1994 and Corporate Secretary/Treasurer in August 1994. Mr. Howard presently serves in the same capacities for the Company. From 1985 until July 1992, Mr. Howard served in various positions with Community Bancorp, Inc. and its wholly owned subsidiary, Community Savings Bank, Monroeville, Pennsylvania, including Controller, Chief Financial Officer and Senior Vice President.

         THOMAS A. WEBB - Mr. Webb joined the Bank in November 1998 as Vice President and Chief Lending Officer. From 1993 to 1998, Mr. Webb served as Vice President and Chief Lending Officer with Indiana First Savings Bank in Indiana, Pennsylvania. From 1991 to 1993, Mr. Webb served as Assistant Vice President, Consumer Lending of PNC Bank and from 1988 to 1991 served as Assistant Vice President, Commercial Lending with First Federal of Pittsburgh.

         WILLIAM T. PUZ - Mr. Puz joined the Bank in October 1990 as Credit and Collections Officer and was promoted to Assistant Vice President in November 1992 and to Vice President in November 1998. From 1981 to 1990, Mr. Puz served in various positions with Vanguard Federal Savings Bank, Vandergrift, Pennsylvania, including Loan Service Counselor, Loan Officer and Assistant Vice President.

         NANCY KRULAC FAUST - Ms. Faust joined the Bank in November 1993 as Internal Auditor and Compliance Officer and was promoted to Assistant Vice President in July 1994 and to Vice President in November 1998. From 1985 to 1993, Ms. Faust served in various positions with Edwards Leap and Sauer, Certified Public Accountants, Pittsburgh, Pennsylvania, including Staff Accountant and Audit and Accounting Manager. From 1978 to 1985, Ms. Faust served in the Accounting and Bank Operations departments at the Federal Home Loan Bank of Pittsburgh, Pittsburgh, Pennsylvania.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of the Common Stock, to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. ("NASD"). Officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company knows of no person who owns 10% or more of the Common Stock.

         Based solely on review of the copies of such forms furnished to the Company, the Company believes that during fiscal 2000, all Section 16(a) filing requirements applicable to its officers and directors were complied with, except that Annette D. Ganassi and Thomas A. Webb did not timely file Form 4's with respect to one stock purchase transaction by each of such individuals.

BOARD MEETINGS AND COMMITTEES

         The Board of Directors of the Company meets on an as needed basis. Each member of the Board of Directors of the Company also serves as a trustee of the Bank. During the year ended June 30, 2000, the Board of Directors of the Company met twelve times. With the exception of Trustee Haughton, no director attended fewer than 75% of the aggregate of the total number of Board meetings of the Company held during fiscal 2000 and the total number of meetings held by committees on which he or she served during the year. Directors of the Company did not receive any fees directly from the Company during fiscal 2000.

         The Executive Committee is authorized to exercise all the authority of the Board of Directors in the management of the Company between Board meetings except as otherwise provided in the Company's Bylaws. During fiscal 2000 the Executive Committee consisted of Messrs. Cessar, Maus, Haughton and Norris. The Executive Committee met once during the fiscal year ended June 30, 2000.

         The Audit Committee supervises the internal audit function, reviews with management and independent auditors the systems of internal controls and monitors the Company's adherence in accounting and financial reporting to generally accepted accounting principles. During fiscal 2000 the Audit Committee consisted of Messrs. Borland, Hamilton and Haughton. The Audit Committee met twice in fiscal 2000.

         The entire Board of Directors acts as the Nominating Committee. The Nominating Committee recommends persons to serve as directors in order to fill vacancies on the Board which may occur and makes nominations for directors to be elected by the stockholders of the Company. The Nominating Committee met in August, 2000. Although the Nominating Committee will consider nominees recommended by stockholders, it has not actively solicited recommendations for nominees from stockholders. If such stockholder nominations are properly made, ballots will be provided bearing the name of the stockholders' nominee or nominees at the Annual Meeting.

         The Human Resources Committee establishes and monitors policies, practices and procedures relating to the compensation of, and incentive programs for, the Company's executive management and other employees. The Human Resources Committee also reviews job performance of the Company's officers. During fiscal 2000 the Human Resources Committee consisted of Messrs. Borland, Norris and Ms. Ganassi. The Human Resources Committee met three times during fiscal 2000.

         The Board of Trustees of the Bank meets regularly each month and may have additional special meetings. With the exception of Trustee Haughton, during fiscal 2000 no director attended less than 75% of both the number of Board meetings and any meetings of committees thereof on which he or she served during the year. Effective July 1, 2000, the Bank pays each trustee, other than Mr. Maus, $1,200 per month and the Chairman of the Board receives $1,600 per month. Trustees receive an additional $200 per month for each regular monthly board meeting attended. The Board of Trustees of the Bank has established various standing committees of the Board, including Audit Committee, Human Resources Committee and Executive Committee, which perform substantially similar duties as the comparable committees of the Board of Directors of the Company.

PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The performance of both the Company and the Bank are evaluated along with the contributions as related to the job performance of each member of senior management. Such evaluation is the basis for determining compensation and benefits afforded senior management. Economic conditions, similar financial services data and peer group comparison surveys provide additional information to assist in the compensation review process.

         Employment contracts between Laurel Capital Group, Inc., Laurel Savings Bank and two senior management executives were amended in February, 2000 to extend their term for an additional one-year period effective February 18, 2000.

         Net income for fiscal 1999 totaled $3.2 million while the combined assets of the Bank and the Company increased approximately 4.7%. As a result of this profitability and growth, the Human Resources Committee increased the annual salary of Chief Executive Officer, Edwin R. Maus, by 10.1% and paid him a bonus approximately equal to 2.6 times his fiscal 2000 monthly salary.

         Submitted by the Human Resources Committee: Arthur G. Borland, Annette
D. Ganassi and J. Harold Norris.


PERFORMANCE GRAPH

         The following table and graph compares the yearly cumulative total return of the Common Stock over a five-year measurement period with (i) the yearly cumulative total return on the stocks included in the Nasdaq Market Index and (ii) the yearly cumulative total return on the stocks included in the Nasdaq Bank Stock Market Index as reported by the Center for Research in Securities Prices at the University of Chicago. The per share amounts have been adjusted to reflect the five-for-four stock splits on August 14, 1992, September 17, 1993 and November 15, 1994 and the three-for-two stock splits on September 15, 1995 and January 16, 1998. All of these cumulative returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the applicable years.

                           TABLE OF CUMULATIVE VALUES

            LAUREL CAPITAL GROUP, INC. COMPARATIVE PERFORMANCE GRAPH


                                       1995        1996         1997        1998        1999        2000
                                       ----        ----         ----        ----        ----        ----

Laurel Capital Group, Inc...         $100.00     $135.35      $198.69     $285.21     $233.70     $207.36
Nasdaq Market Index.........          100.00      128.39       156.15      205.59      293.79      437.18
Nasdaq Banks Index..........          100.00      130.23       203.56      282.10      278.73      228.44
Book Value Per Share........            8.45        9.29         9.83       10.73       11.29       11.62
Market Value Per Share......            9.44        9.83        14.08       19.75       15.625      13.25

                              [PERFORMANCE GRAPH]




                             EXECUTIVE COMPENSATION

REMUNERATION OF EXECUTIVE OFFICERS

         SUMMARY COMPENSATION TABLE. The Summary Compensation Table below includes compensation information on the President and Chief Executive Officer and the other executive officer of the Company whose total compensation exceeded $100,000 for services rendered in all capacities during the fiscal years ended June 30, 2000, 1999 and 1998.

 Name and Principal           Fiscal                                                           All Other
      Position                 Year                   Annual Compensation                   Compensation(1)
 ------------------           ------          --------------------------------------        ---------------
                                                                      Other Annual
                                               Salary       Bonus    Compensation(2)
                                              --------     -------   ---------------

Edwin R. Maus                  2000           $164,000     $36,000           0                  $10,000
President and Chief            1999            149,000      30,000           0                    8,850
  Executive Officer            1998            138,000      23,000           0                    8,050

John A. Howard, Jr.
Senior Vice President,         2000           $116,000     $25,000           0                   $7,050
  Chief Financial              1999            101,000      20,000           0                    6,050
  Officer, Secretary           1998             91,000      15,000           0                    5,300
  and Treasurer

---------------

(1) Includes employer matching contributions accrued pursuant to the Bank's defined contribution pension plan. See "-Pension Plan."

(2) Does not include amounts attributable to miscellaneous benefits received by the named executive officer. In the opinion of management of the Company, the costs to the Company of providing such benefits to the named executive officer during the year ended June 30, 2000 did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such individual.

STOCK OPTIONS

         No stock options were granted to Mr. Maus or Mr. Howard during fiscal 2000.

         No stock options were exercised during fiscal 2000. The following table sets forth information with respect to the aggregate number of unexercised options at the end of the fiscal year and the value with respect thereto.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR END OPTION VALUES


    ================================================================================================================
                                 Shares
                              Acquired on     Value         Number of Unexercised         Value of Unexercised
              Name              Exercise     Realized        Options at Year End          Options at Year End(1)
                                                        -------------- --------------- ------------- ---------------
                                                         Exercisable   Unexercisable    Exercisable   Unexercisable
    ----------------------------------------------------------------------------------------------------------------
    Edwin R. Maus                  --           --         73,813          11,101          $240,922    $(27,752)
    ----------------------------------------------------------------------------------------------------------------
    John A. Howard, Jr.            --           --         31,436           5,000          $ 93,193    $(12,500)
    ================================================================================================================

    ---------------------------

    (1) Based on the closing price of the Common Stock of $13.25 at June 30, 2000.


EMPLOYMENT AGREEMENTS

         The Company and the Bank (collectively, the "Employers") have entered into employment agreements ("Agreements") with Edwin R. Maus and John A. Howard, Jr. The Employers have agreed to employ Mr. Maus for a term of three years in his current position as President and Chief Executive Officer at a minimum base salary of $164,000 per year. The Employers have agreed to employ Mr. Howard for a term of three years in his current position as Senior Vice President, Chief Financial Officer, Secretary and Treasurer at a minimum base salary of $116,000 per year. The Board of Directors of the Employers and the executives may mutually agree to extend the term of the Agreements for an additional one year as of each or any annual anniversary of the date of the Agreements by affirmatively approving an addendum to the Agreement at least 45 days prior to such anniversary date.

         The Agreements are terminable with or without cause by the Employers. The executives shall have no right to compensation or other benefits pursuant to the Agreements for any period after voluntary termination or termination by the Employers for cause, disability, retirement or death, provided, however, that
(i) in the event that the executives terminate their employment because of failure of the Employer to comply with any material provision of the Agreements or (ii) the Agreements are terminated by the Employers other than for cause, disability, retirement or death or by the executives as a result of certain adverse actions which are taken with respect to the executive's employment following a Change in Control of the Company, as defined, the executive will be entitled to a cash severance amount equal to 2.99 times his base salary.

         Although the above-described Agreements could increase the cost of any acquisition of control of the Company, management of the Company does not believe that the terms thereof would have a significant anti-takeover effect.

PENSION PLAN

         The Bank has a defined contribution pension plan for qualifying employees of the Bank which allows such employees to make contributions ("Employee Contributions") as permitted by Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). The Bank makes annual contributions equal to 5% of an employee's annual compensation ("Employer Contributions"). Prior to October 1, 1993, Employer Contributions were 100% vested only after five years of service and subsequent to October 1, 1993, Employer Contributions become 20% vested after two years of service, 50% vested after three years, 75% vested after four years and 100% vested after five years. Employer Contributions also become fully vested upon normal retirement at age 65 or upon the death or permanent and complete disability of a participant while employed by the Bank. Employee Contributions, which may be either pre-tax contributions or after-tax contributions, are always fully vested and non-forfeitable.

INDEBTEDNESS OF MANAGEMENT

         The Bank offers to its directors, officers and employees first mortgage loans for the financing of their primary residences, second mortgage loans secured by the borrower's primary residence which may be used for any purpose, and consumer loans of all kinds. Any credit extended by the Bank to its executive officers, directors and, to the extent otherwise permitted, principal stockholder(s), or any related interest of the foregoing, must (i) be on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by the Bank with non-affiliated parties and (ii) not involve more than the normal risk of repayment or present other unfavorable features. Loans previously made by the Bank to such persons remain in effect pursuant to their original terms. These loans were otherwise made in the normal course of business on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons, including, but not limited to, the payment of fees and requirements for collateral. Upon termination of employment, the interest rate on these loans is increased to the market rate that existed at the time the loan was made. It is the belief of management that these loans neither involve more than the normal risk of collectability nor present other unfavorable features. In addition, officers and directors of the Bank may receive loans pursuant to employee benefit programs, provided that the program is widely available to all employees of the Bank and does not give preference to such officers and directors over other employees. No director, executive officer or any member of their immediate families had preferential loans in excess of $60,000 during fiscal year 2000.


                  PROPOSAL TO ADOPT THE 2000 STOCK OPTION PLAN

GENERAL

         On September 14, 2000, the Board of Directors adopted the 2000 Stock Option Plan which is designed to attract and retain qualified officers and other employees, provide officers and other employees with a proprietary interest in the Company as an incentive to contribute to the success of the Company and reward officers and other employees for outstanding performance. The 2000 Stock Option Plan provides for the grant of incentive stock options ("incentive stock options") intended to comply with the requirements of Section 422 of the Code and non-qualified or compensatory stock options (the incentive stock options and the non-qualified options, together, the "options"). The Board of Directors believes that the 2000 Stock Option Plan is in the best interest of the Company and its shareholders. If shareholder approval is obtained, options to acquire shares of Common Stock will be awarded to officers, key employees and directors of the Company and the Bank with an exercise price equal to the fair market value of the Common Stock on the date of grant.

DESCRIPTION OF THE 2000 STOCK OPTION PLAN

         The following description of the 2000 Stock Option Plan is a summary of its terms and is qualified in its entirety by reference to the 2000 Stock Option Plan, a copy of which is attached hereto as Appendix A.

         Administration. The 2000 Stock Option Plan will be administered and interpreted by a Committee of the Board of Directors ("Committee") that is comprised solely of non-employee directors of the Company.

         Stock Options. Under the 2000 Stock Option Plan, the Board of Directors or the Committee will determine which officers, key employees and non-employee directors will be granted options, whether such options will be incentive or compensatory options (in the case of options granted to employees), the number of shares subject to each option, the exercise price of each option and whether such options may be exercised by delivering other shares of Common Stock. The per share exercise price of both an incentive stock and a compensatory option shall at least equal the fair market value of a share of Common Stock on the date the option is granted (110% of fair market value in the case of incentive stock options granted to individuals who are 10% shareholders).

         All options granted to participants under the 2000 Stock Option Plan shall become vested and exercisable at the rate, to the extent and subject to such limitations as may be specified by the Board or the Committee, and the right to exercise shall be cumulative. Notwithstanding the foregoing, no vesting shall occur on or after a participant's employment or service with the Company is terminated for any reason other than his death, disability or retirement. Unless the Committee or Board of Directors shall specifically state otherwise at the time an option is granted, all options granted to participants shall become vested and exercisable in full on the date an optionee terminates his employment or service with the Company or a subsidiary company because of his death, disability or retirement. In addition, all stock options will become vested and exercisable in full as of the effective date of a change in control of the Company.

         Each stock option or portion thereof shall be exercisable at any time on or after it vests and is exercisable until the earlier of ten years after its date of grant or six months after the date on which the optionee's employment terminates (one year after termination of service in the case of non-employee directors), unless extended by the Committee or the Board of Directors to a period not to exceed five years from such termination. Unless stated otherwise at the time an option is granted, (i) if an optionee terminates his employment or service with the Company as a result of disability or retirement without having fully exercised his options, the optionee shall have one year following his termination due to disability or retirement to exercise such options, and
(ii) if an optionee terminates his employment or service with the Company following a change in control of the Company without having fully exercised his options, the optionee shall have the right to exercise such options during the remainder of the original ten year term of the option. However, failure to exercise incentive stock options within three months after the date on which the optionee's employment terminates may result in adverse tax consequences to the optionee. If an optionee dies while serving as an employee or a non-employee director or terminates employment or service as a result of disability or retirement and dies without having fully exercised his options, the optionee's executors, administrators, legatees or distributees of his estate shall have the right to exercise such options during the one year period following his death. In no event shall any option be exercisable more than ten years from the date it was granted.

         Stock options are non-transferable except by will or the laws of descent and distribution, and during an optionee's lifetime, shall be exercisable only by such optionee or his guardian or legal representative. Notwithstanding the foregoing, an optionee who holds non-qualified options may transfer such options to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. Options so transferred may thereafter be transferred only to the optionee who originally received the grant or to an individual or trust to whom the optionee could have initially transferred the option. Options which are so transferred shall be exercisable by the transferee according to the same terms and conditions as applied to the optionee.

         Payment for shares purchased upon the exercise of options may be made
(i) in cash or by check, (ii) by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to sell the shares and then to properly deliver to the Company the amount of sale proceeds to pay the exercise price, all in accordance with applicable laws and regulations or
(iii) if permitted by the Committee or the Board, by delivering shares of Common Stock (including shares acquired pursuant to the exercise of an option) with a fair market value equal to the total option price of the shares being acquired pursuant to the option, by withholding some of the shares of Common Stock which are being purchased upon exercise of an option, or any combination of the foregoing. With respect to subclause (iii) in the preceding sentence, the shares of Common Stock delivered to pay the purchase price must have either been (a) purchased in open market transactions or (b) issued by the Company pursuant to a plan thereof, in each case more than six months prior to the exercise date of the option.

         If the fair market value of a share of Common Stock at the time of exercise is greater than the exercise price per share, this feature would enable the optionee to acquire a number of shares of Common Stock upon exercise of the Option, which is greater than the number of shares delivered as payment for the exercise price. In addition, an optionee can exercise his or her option in whole or in part and then deliver the shares acquired upon such exercise (if permitted by the Committee or the Board) as payment for the exercise price of all or part of his options. Again, if the fair market value of a share of Common Stock at the time of exercise is greater than the exercise price per share, this feature would enable the optionee to either (i) reduce the amount of cash required to receive a fixed number of shares upon exercise of the option or (ii) receive a greater number of shares upon exercise of the option for the same amount of cash that would have otherwise been used. Because options may be exercised in part from time to time, the ability to deliver Common Stock as payment of the exercise price could enable the optionee to turn a relatively small number of shares into a large number of shares. In addition, an optionee can elect, with the Committee's concurrence, to defer the delivery of the proceeds of the exercise of any compensatory option not transferred under the terms of the 2000 Stock Option Plan. Such deferral must comply with the provisions of the 2000 Stock Option Plan and other rules and regulations as may be established by the Board.

         Stock Appreciation Rights. Under the 2000 Stock Option Plan, the Board of Directors or the Committee is authorized to grant rights to optionees ("stock appreciation rights") under which an optionee may surrender any exercisable incentive stock option or compensatory stock option or part thereof in return for payment by the Company to the optionee of cash or Common Stock, or a combination thereof, in an amount equal to the excess of the fair market value of the shares of Common Stock subject to option at the time over the option price of such shares. Stock appreciation rights may be granted concurrently with the stock options to which they relate or, with respect to compensatory options, at any time thereafter which is prior to the exercise or expiration of such options. The proceeds of the exercise of a stock appreciation right may also be deferred as provided by the provisions of the 2000 Stock Option Plan.

         Number of Shares Covered by the 2000 Stock Option Plan. A total of 94,879 shares of Common Stock has been reserved for future issuance pursuant to the 2000 Stock Option Plan. In the event of a stock split, subdivision, stock dividend or any other capital adjustment, the number of shares of Common Stock under the 2000 Stock Option Plan, the number of shares to which any Award relates and the exercise price per share under any option or stock appreciation right shall be adjusted to reflect such increase or decrease in the total number of shares of Common Stock outstanding or such capital adjustment.

         Amendment and Termination of the 2000 Stock Option Plan. Unless sooner terminated, the 2000 Stock Option Plan shall continue in effect for a period of ten years from November 9, 2000 assuming approval of the 2000 Stock Option Plan by shareholders on such date. Termination of the 2000 Stock Option Plan shall not affect any previously granted Awards.

         Federal Income Tax Consequences. Under current provisions of the Code, the federal income tax treatment of incentive stock options and compensatory stock options is different. As regards incentive stock options, an optionee who meets certain holding period requirements will not recognize income at the time the option is granted or at the time the option is exercised, and a federal income tax deduction generally will not be available to the Company at any time as a result of such grant or exercise. With respect to compensatory stock options, the difference between the fair market value on the date of exercise and the option exercise price generally will be treated as compensation income upon exercise, and the Company will be entitled to a deduction in the amount of income so recognized by the optionee. Upon the exercise of a stock appreciation right, the holder will realize income for federal income tax purposes equal to the amount received by him, whether in cash, shares of stock or both, and the Company will be entitled to a deduction for federal income tax purposes in the same amount.

         Section 162(m) of the Code generally limits the deduction for certain compensation in excess of $1.0 million per year paid by a publicly-traded corporation to its chief executive officer and the four other most highly compensated executive officers ("covered executives"). Certain types of compensation, including compensation based on performance goals, are excluded from the $1.0 million deduction limitation. In order for compensation to qualify for this exception: (i) it must be paid solely on account of the attainment of one or more preestablished, objective performance goals; (ii) the performance goal must be established by a compensation committee consisting solely of two or more outside directors, as defined; (iii) the material terms under which the compensation is to be paid, including performance goals, must be disclosed to, and approved by, shareholders in a separate vote prior to payment; and (iv) prior to payment, the compensation committee must certify that the performance goals and any other material terms were in fact satisfied (the "Certification Requirement").

         Treasury regulations provide that compensation attributable to a stock option or stock appreciation right is deemed to satisfy the requirement that compensation be paid solely on account of the attainment of one or more performance goals if: (i) the grant is made by a compensation committee consisting solely of two or more outside directors, as defined; (ii) the plan under which the option or stock appreciation right is granted states the maximum number of shares with respect to which options or stock appreciation rights may be granted during a specified period to any employee; and (iii) under the terms of the option or stock appreciation right, the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of grant or award. The Certification Requirement is not necessary if these other requirements are satisfied.

         The 2000 Stock Option Plan has been designed to meet the requirements of Section 162(m) of the Code and, as a result, the Company believes that compensation attributable to stock options and stock appreciation rights granted under the 2000 Stock Option Plan in accordance with the foregoing requirements will be fully deductible under Section 162(m) of the Code. If the non-excluded compensation of a covered executive exceeded $1.0 million, however, compensation attributable to other awards, such as restricted stock, may not be fully deductible unless the grant or vesting of the award is contingent on the attainment of a performance goal determined by a compensation committee meeting specified requirements and disclosed to and approved by the shareholders of the Company. The Board of Directors believes that the likelihood of any impact on the Company from the deduction limitation contained in Section 162(m) of the Code is remote at this time.

         The above description of tax consequences under federal law is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

         Accounting Treatment. Stock appreciation rights will, in most cases, require a charge against the earnings of the Company each year representing appreciation in the value of such rights over periods in which they become exercisable. Such charge is based on the difference between the exercise price specified in the related option and the current market price of the Common Stock. In the event of a decline in the market price of the Common Stock subsequent to a charge against earnings related to the estimated costs of stock appreciation rights, a reversal of prior charges is made in the amount of such decline (but not to exceed aggregate prior charges).

         Neither the grant nor the exercise of an incentive stock option or a non-qualified stock option under the 2000 Stock Option Plan currently requires any charge against earnings under generally accepted accounting principles. In October 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," which is effective for transactions entered into after December 15, 1995. This Statement establishes financial accounting and reporting standards for stock-based employee compensation plans. This Statement defines a fair value method of accounting for an employee stock option or similar equity instrument and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees." Under the fair value method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. Under the intrinsic value method, compensation cost is the excess, if any, of the quoted market price of the stock at grant date or other measurement date over the amount an employee must pay to acquire the stock. The Company anticipates that it will use the intrinsic value method, in which event pro forma disclosure will be included in the footnotes to the Company's financial statements to show what net income and earnings per share would have been if the fair value method had been utilized. If the Company elects to utilize the fair value method, its net income and earnings per share may be adversely affected.

         Shareholder Approval. No awards will be granted under the 2000 Stock Option Plan unless the 2000 Stock Option Plan is approved by shareholders. Shareholder ratification of the 2000 Stock Option Plan will also satisfy The Nasdaq Stock Market listing and federal tax requirements.

         Awards to be Granted. The Board of Directors of the Company adopted the 2000 Stock Option Plan and the Committee established thereunder intends to grant options to executive officers, employees and non-employee directors of the Company and the Bank. No grants have been made to executive officers or employees as of the date of this Proxy Statement. However, each non-employee director will receive a non-qualified option to purchase 3,953 shares of Common Stock upon approval of the 2000 Stock Option Plan by shareholders. Such stock options to directors will be vested and exercisable over three years at the rate of 33.3% per year commencing the date such options are granted.

         On October 1, 2000, the closing price of a share of Common Stock on the Nasdaq Stock Market was $14.25.

          THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR
                    ADOPTION OF THE 2000 STOCK OPTION PLAN.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors of the Company has appointed KPMG LLP as independent auditors of the Company for the year ending June 30, 2001 and has further directed that the selection of such auditors be submitted for ratification by the stockholders at the Annual Meeting. The Company has been advised by KPMG LLP that neither that firm nor any of its associates has any relationship with the Company or the Bank other than the usual relationship that exists between independent certified public accountants and clients. KPMG LLP will have a representative at the Annual Meeting who will have an opportunity to make a statement, if he or she so desires, and who will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL 2001.

                              STOCKHOLDER PROPOSALS

         Any proposal which a stockholder wishes to have presented at the next Annual Meeting of Stockholders, to be held in November 2001, must be received at the main office of the Company, 2724 Harts Run Road, Allison Park, Pennsylvania 15101, no later than June 9, 2001. If such proposal is in compliance with all of the requirements of Rule 14a-8 of the Exchange Act, it will be included in the Proxy Statement and set forth on the form of proxy issued for the next Annual Meeting of Stockholders. It is urged that any such proposals be sent by certified mail, return receipt requested.

                                 ANNUAL REPORTS

         A copy of the Company's Annual Report to Stockholders for the year ended June 30, 2000 accompanies this Proxy Statement. Such Annual Report is not part of the proxy solicitation materials.

         UPON RECEIPT OF A WRITTEN REQUEST, THE COMPANY WILL FURNISH TO ANY STOCKHOLDER WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K ("FORM 10-K") FOR THE YEAR ENDED JUNE 30, 2000 AND THE LIST OF THE EXHIBITS THERETO REQUIRED TO BE FILED WITH THE SEC UNDER THE EXCHANGE ACT. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO MR. EDWIN R. MAUS, PRESIDENT, LAUREL CAPITAL GROUP, INC., 2724 HARTS RUN ROAD, ALLISON PARK, PENNSYLVANIA 15101. THE FORM 10-K IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

                                  OTHER MATTERS

         Each proxy solicited hereby also confers discretionary authority on the Board of Directors of the Company to vote the proxy with respect to the approval of the minutes of the last meeting of stockholders, the election of any person as director if a nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the Annual Meeting. Management is not aware of any business that may properly come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

         The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company's Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

                                             BY ORDER OF THE BOARD OF DIRECTORS


                                             /s/ JOHN A. HOWARD, JR.


                                             John A. Howard, Jr.
October 6, 2000                              Secretary

                                                                      APPENDIX A

                           LAUREL CAPITAL GROUP, INC.
                             2000 STOCK OPTION PLAN

                                    ARTICLE I
                            ESTABLISHMENT OF THE PLAN

         Laurel Capital Group, Inc. (the "Corporation") hereby establishes this 2000 Stock Option Plan (the "Plan") upon the terms and conditions hereinafter stated.

                                   ARTICLE II
                               PURPOSE OF THE PLAN

         The purpose of this Plan is to improve the growth and profitability of the Corporation and its Subsidiary Companies by providing Employees and Non-Employee Directors with a proprietary interest in the Corporation as an incentive to contribute to the success of the Corporation and its Subsidiary Companies, and rewarding Employees and Non-Employee Directors for outstanding performance. All Incentive Stock Options issued under this Plan are intended to comply with the requirements of Section 422 of the Code, and the regulations thereunder, and all provisions hereunder shall be read, interpreted and applied with that purpose in mind. Each recipient of an Award hereunder is advised to consult with his or her personal tax advisor with respect to the tax consequences under federal, state, local and other tax laws of the receipt and/or exercise of an Award hereunder.

                                   ARTICLE III
                                   DEFINITIONS

         3.01 "Award" means an Option or Stock Appreciation Right granted pursuant to the terms of this Plan.

         3.02 "Bank" means Laurel Savings Bank, a wholly owned subsidiary of the Corporation.

         3.03 "Board" means the Board of Directors of the Corporation.

         3.04 "Change in Control of the Corporation" shall mean the occurrence of any of the following: (i) the acquisition of control of the Corporation as defined in 12 C.F.R. Section 225.41, unless a presumption of control is successfully rebutted or unless the transaction is exempted by 12 C.F.R. Section 225.42, or any successor to such sections; (ii) an event that would be required to be reported in response to Item 1(a) of Form 8-K or Item 6(e) of Schedule 14A of Regulation 14A pursuant to the Exchange Act, or any successor thereto, whether or not any class of securities of the Corporation is registered under the Exchange Act; (iii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities; or (iv) during any period of three consecutive years during the term of an Award, individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason to constitute at least two-thirds thereof unless the election, or the nomination for election by shareholders, of each new director was approved by a vote of at least majority of the directors then still in office who were directors at the beginning of the period. If any of the events enumerated in clauses (i) through (iv) occur, the Board shall determine the effective date of the Change in Control resulting therefrom for purposes of the Plan.

         3.05 "Code" means the Internal Revenue Code of 1986, as amended.

         3.06 "Committee" means a committee of two or more directors appointed by the Board pursuant to Article IV hereof, each of whom shall be a Non-Employee Director as defined in Rule 16b-3(b)(3)(i) of the Exchange Act or any successor thereto and within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

         3.07 "Common Stock" means shares of common stock, par value $.01 per share, of the Corporation.

         3.08 "Disability" means any physical or mental impairment which qualifies an individual for disability benefits under the applicable long-term disability plan maintained by the Corporation or a Subsidiary Company, or, if no such plan applies, which would qualify such individual for disability benefits under the Federal Social Security System.

         3.09 "Effective Date" means the later of the day upon which the Board adopts this Plan or the day that the shareholders of the Corporation approve this Plan.

         3.10 "Employee" means any person who is employed by the Corporation, the Bank or any Subsidiary Company, or is an Officer of the Corporation, the Bank or any Subsidiary Company, but not including directors who are not also Officers of or otherwise employed by the Corporation, the Bank or any Subsidiary Company.

         3.11 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         3.12 "Fair Market Value" shall be equal to the fair market value per share of the Corporation's Common Stock on the date an Award is granted. For purposes hereof, the Fair Market Value of a share of Common Stock shall be the closing sale price of a share of Common Stock on the date in question (or, if such day is not a trading day in the U.S. markets, on the nearest preceding trading day), as reported with respect to the principal market (or the composite of the markets, if more than one) or national quotation system in which such shares are then traded, or if no such closing prices are reported, the mean between the high bid and low asked prices that day on the principal market or national quotation system then in use, or if no such quotations are available, the price furnished by a professional securities dealer making a market in such shares selected by the Committee.

         3.13 "Incentive Stock Option" means any Option granted under this Plan which the Board intends (at the time it is granted) to be an incentive stock option within the meaning of Section 422 of the Code or any successor thereto.

         3.14 "Non-Employee Director" means a member of the Board of Directors of either the Corporation or the Bank or any successors thereto, including an advisory director or a director emeritus of the Boards of the Corporation and/or the Bank or any successors thereto, who is not an Officer or Employee of the Corporation or any Subsidiary Company.

         3.15 "Non-Qualified Option" means any Option granted under this Plan which is not an Incentive Stock Option.

         3.16 "Offering" means the subscription and community offering of Common Stock to the public (but not the exchange offer to former shareholders of the Bank) in connection with the reorganization of the Bank from the mid-tier mutual holding company structure to the stock holding company structure.

         3.17 "Officer" means an Employee whose position in the Corporation or a Subsidiary Company is that of a corporate officer, as determined by the Board.

         3.18 "Option" means a right granted under this Plan to purchase Common Stock.

         3.19 "Optionee" means an Employee or Non-Employee Director or former Employee or Non-Employee Director to whom an Option is granted under the Plan.

         3.20 "Retirement" means a termination of employment which constitutes a "retirement" under any applicable qualified pension benefit plan maintained by the Corporation or a Subsidiary Corporation, or, if no such plan is applicable, which would constitute "retirement" under the Corporation's pension benefit plan, if such individual were a participant in that plan. With respect to Non-Employee Directors, retirement means retirement from service on the Board of Directors of the Corporation or the Bank or any successors thereto (including service as a director emeritus or an advisory director) after attaining the age of 65.

         3.21 "Stock Appreciation Right" means a right to surrender an Option in consideration for a payment by the Corporation in cash and/or Common Stock, as provided in the discretion of the Board or the Committee in accordance with
Section 8.10.

         3.22 "Subsidiary Companies" means those subsidiaries of the Corporation, including the Bank, which meet the definition of "subsidiary corporations" set forth in Section 424(f) of the Code, at the time of granting of the Option in question.

                                   ARTICLE IV
                           ADMINISTRATION OF THE PLAN

         4.01 Duties of the Committee. The Plan shall be administered and interpreted by the Committee, as appointed from time to time by the Board pursuant to Section 4.02. The Committee shall have the authority to adopt, amend and rescind such rules, regulations and procedures as, in its opinion, may be advisable in the administration of the Plan, including, without limitation, rules, regulations and procedures which (i) deal with satisfaction of an Optionee's tax withholding obligation pursuant to Section 12.01 hereof, (ii) include arrangements to facilitate the Optionee's ability to borrow funds for payment of the exercise or purchase price of an Award, if applicable, from securities brokers and dealers, (iii) establish the method and arrangements by which an optionee may defer the recognition of income upon the exercise of a Non-Qualified Option or Stock Appreciation Right pursuant to Article XIII hereof, and (iv) include arrangements which provide for the payment of some or all of such exercise or purchase price by delivery of previously-owned shares of Common Stock or other property and/or by withholding some of the shares of Common Stock which are being acquired. The interpretation and construction by the Committee of any provisions of the Plan, any rule, regulation or procedure adopted by it pursuant thereto or of any Award shall be final and binding in the absence of action by the Board.

         4.02 Appointment and Operation of the Committee. The members of the Committee shall be appointed by, and will serve at the pleasure of, the Board. The Board from time to time may remove members from, or add members to, the Committee, provided the Committee shall continue to consist of two or more members of the Board, each of whom shall be a Non-Employee Director, as defined in Rule 16b-3(b)(3)(i) of the Exchange Act or any successor thereto. In addition, each member of the Committee shall be an "outside director" within the meaning of Section 162(m) of the Code and regulations thereunder at such times as is required under such regulations. The Committee shall act by vote or written consent of a majority of its members. Subject to the express provisions and limitations of the Plan, the Committee may adopt such rules, regulations and procedures as it deems appropriate for the conduct of its affairs. It may appoint one of its members to be chairman and any person, whether or not a member, to be its secretary or agent. The Committee shall report its actions and decisions to the Board at appropriate times but in no event less than one time per calendar year.

         4.03 Revocation for Misconduct. The Board or the Committee may by resolution immediately revoke, rescind and terminate any Option, or portion thereof, to the extent not yet vested, or any Stock Appreciation Right, to the extent not yet exercised, previously granted or awarded under this Plan to an Employee who is discharged from the employ of the Corporation or a Subsidiary Company for cause, which, for purposes hereof, shall mean termination because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order. Options granted to a Non-Employee Director who is removed for cause pursuant to the Corporation's Articles of Incorporation and Bylaws or the Bank's Charter and Bylaws shall terminate as of the effective date of such removal.

         4.04 Limitation on Liability. Neither the members of the Board nor any member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any rule, regulation or procedure adopted pursuant thereto or any Awards granted hereunder. If a member of the Board or the Committee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him in such capacity under or with respect to the Plan, the Corporation shall, subject to the requirements of applicable laws and regulations, indemnify such member against all liabilities and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation and its Subsidiary Companies and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         4.05 Compliance with Law and Regulations. All Awards granted hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Corporation shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of or obtaining of consents or approvals with respect to such shares under any federal or state law or any rule or regulation of any government body, which the Corporation shall, in its sole discretion, determine to be necessary or advisable. Moreover, no Option or Stock Appreciation Right may be exercised if such exercise would be contrary to applicable laws and regulations.

         4.06 Restrictions on Transfer. The Corporation may place a legend upon any certificate representing shares acquired pursuant to an Award granted hereunder noting that the transfer of such shares may be restricted by applicable laws and regulations.

                                    ARTICLE V
                                   ELIGIBILITY

         Awards may be granted to such Employees and Non-Employee Directors of the Corporation and its Subsidiary Companies as may be designated from time to time by the Board or the Committee. Awards may not be granted to individuals who are not Employees or Non-Employee Directors of either the Corporation or its Subsidiary Companies. Non-Employee Directors shall be eligible to receive only Awards of Non-Qualified Options pursuant to this Plan.

                                   ARTICLE VI
                        COMMON STOCK COVERED BY THE PLAN

         6.01 Option Shares. The aggregate number of shares of Common Stock which may be issued pursuant to this Plan, subject to adjustment as provided in
Article IX, shall be 94,879. None of such shares shall be the subject of more than one Award at any time (provided that Stock Appreciation Rights and the related Options shall be deemed to be a single Award), but if an Option as to any shares is surrendered before exercise, or expires or terminates for any reason without having been exercised in full, or for any other reason ceases to be exercisable, the number of shares covered thereby shall again become available for grant under the Plan as if no Awards had been previously granted with respect to such shares. Notwithstanding the foregoing, if an Option is surrendered in connection with the exercise of a Stock Appreciation Right, the number of shares covered thereby shall not be available for grant under the Plan. During the time this Plan remains in effect, grants to an individual Employee shall not exceed 25% of the shares of Common Stock available under the Plan.

         6.02 Source of Shares. The shares of Common Stock issued under the Plan may be authorized but unissued shares, treasury shares or shares purchased by the Corporation on the open market or from private sources for use under the Plan.

                                   ARTICLE VII
                                DETERMINATION OF
                         AWARDS, NUMBER OF SHARES, ETC.

         The Board or the Committee shall, in its discretion, determine from time to time which Employees and Non-Employee Directors will be granted Awards under the Plan, the number of shares of Common Stock subject to each Award, whether each Option will be an Incentive Stock Option or a Non-Qualified Stock Option and the exercise price of an Option. In making all such determinations there shall be taken into account the duties, responsibilities and performance of each respective Employee and Non-Employee Director, his present and potential contributions to the growth and success of the Corporation, his salary and such other factors deemed relevant to accomplishing the purposes of the Plan.

                                  ARTICLE VIII
                      OPTIONS AND STOCK APPRECIATION RIGHTS

         Each Option granted hereunder shall be on the following terms and conditions:

         8.01 Stock Option Agreement. The proper Officers on behalf of the Corporation and each Optionee shall execute a Stock Option Agreement which shall set forth the total number of shares of Common Stock to which it pertains, the exercise price, whether it is a Non-Qualified Option or an Incentive Stock Option, and such other terms, conditions, restrictions and privileges as the Board or the Committee in each instance shall deem appropriate, provided they are not inconsistent with the terms, conditions and provisions of this Plan. Each Optionee shall receive a copy of his executed Stock Option Agreement.

         8.02 Option Exercise Price.

                  (a) Incentive Stock Options. Except as provided in Section 8.09(b), the per share price at which the subject Common Stock may be purchased upon exercise of an Incentive Stock Option shall be no less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock at the time such Incentive Stock Option is granted, and subject to any applicable adjustment pursuant to Article IX hereof.

                  (b) Non-Qualified Options. The per share price at which the subject Common Stock may be purchased upon exercise of a Non-Qualified Option shall be established by the Committee at the time of grant, but in no event shall be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock at the time such Non-Qualified Option is granted, subject to any applicable adjustment pursuant to Article IX hereof.

         8.03 Vesting and Exercise of Options.

                  (a) General Rules. Incentive Stock Options and Non-Qualified Options granted hereunder shall become vested and exercisable at the rate, to the extent and subject to such limitations as may be specified by the Board or the Committee. Notwithstanding the foregoing, except as provided in Section 8.03(b) hereof, no Option granted to an Employee or a Non-Employee Director shall continue to vest on or after the date the Employee's employment or the Non-Employee Director's service with the Corporation and all Subsidiary Companies (or any successor companies) is terminated for any reason other than his death, Disability or Retirement. In determining the number of shares of Common Stock with respect to which Options are vested and/or exercisable, if applicable, fractional shares shall be rounded down to the nearest whole number, provided that such fractional Shares shall be aggregated and deemed vested on the final date of vesting.

                  (b) Accelerated Vesting. Unless the Board or the Committee shall specifically state otherwise at the time an Option is granted, all Options granted under this Plan shall become vested and exercisable in full on the date an Optionee terminates his employment with the Corporation or a Subsidiary Company or service as a Non-Employee Director because of his death, Disability or Retirement. In addition, all Options hereunder shall become immediately vested and exercisable in full as of the effective date of a Change in Control of the Corporation.

         8.04 Duration of Options.

                  (a) General Rule. Except as provided in Sections 8.04(b) and 8.09, each Option or portion thereof granted to an Employee shall be exercisable at any time on or after it vests and remain exercisable until the earlier of (i) ten (10) years after its date of grant or (ii) six (6) months after the date on which the Employee ceases to be employed by the Corporation and all Subsidiary Companies, unless the Board or the Committee in its discretion decides at the time of grant or thereafter to extend such period of exercise upon termination of employment to a period not exceeding five (5) years.

         Except as provided in Section 8.04(b), each Option or portion thereof granted to a Non-Employee Director shall be exercisable at any time on or after it vests and remain exercisable until the earlier of (i) ten (10) years after its date of grant or (ii) one (1) year after the date on which the Non-Employee Director ceases to serve as a director of the Corporation and all Subsidiary Companies, unless the Board or the Committee in its discretion decides at the time of grant or thereafter to extend such period of exercise upon termination of service to a period not exceeding five (5) years.

                  (b) Exceptions. Unless the Board or the Committee shall specifically state otherwise at the time an Option is granted: (i) if an Employee terminates his employment with the Corporation or a Subsidiary Company as a result of Disability or Retirement without having fully exercised his Options, the Employee shall have the right, during the one (1) year period following his termination due to Disability or Retirement, to exercise such Options, and (ii) if a Non-Employee Director terminates his service as a director with the Corporation or the Bank or any successors thereto as a result of Disability or Retirement without having fully exercised his Options, the Non-Employee Director shall have the right, during the one (1) year period following his termination due to Disability or Retirement, to exercise such Options.

         Unless the Board or the Committee shall specifically state otherwise at the time an Option is granted, if an Employee or Non-Employee Director terminates his employment or service with the Corporation or a Subsidiary Company (or any successors thereto) following a Change in Control of the Corporation without having fully exercised his Options, the Optionee shall have the right to exercise such Options during the remainder of the original ten (10) year term of the Option from the date of grant.

         If an Optionee dies while in the employ or service of the Corporation or a Subsidiary Company or terminates employment or service with the Corporation or a Subsidiary Company as a result of Disability or Retirement and dies without having fully exercised his Options, the executors, administrators, legatees or distributees of his estate shall have the right, during the one (1) year period following his death, to exercise such Options.

         In no event, however, shall any Option be exercisable more than ten
(10) years from the date it was granted.

         8.05 Nonassignability. Options shall not be transferable by an Optionee except by will or the laws of descent or distribution, and during an Optionee's lifetime shall be exercisable only by such Optionee or the Optionee's guardian or legal representative. Notwithstanding the foregoing, or any other provision of this Plan, an Optionee who holds vested Non-Qualified Options may transfer such Options to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. Options so transferred may thereafter be transferred only to the Optionee who originally received the grant or to an individual or trust to whom the Optionee could have initially transferred the Option pursuant to this Section 8.05. Options which are transferred pursuant to this Section 8.05 shall be exercisable by the transferee according to the same terms and conditions as applied to the Optionee.

         8.06 Manner of Exercise. Options may be exercised in part or in whole and at one time or from time to time. The procedures for exercise shall be set forth in the written Stock Option Agreement provided for in Section 8.01 above.

         8.07 Payment for Shares. Payment in full of the purchase price for shares of Common Stock purchased pursuant to the exercise of such Option shall be made to the Corporation upon exercise of such Option. All shares sold under the Plan shall be fully paid and nonassessable. Payment for shares may be made by the Optionee (i) in cash or by check, (ii) by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to sell the shares and then to properly deliver to the Corporation the amount of sale proceeds to pay the exercise price, all in accordance with applicable laws and regulations, (iii) at the discretion of the Board or the Committee, by delivering shares of Common Stock (including shares acquired pursuant to the exercise of an Option) equal in Fair Market Value to the purchase price of the shares to be acquired pursuant to the Option, (iv) at the discretion of the Board or the Committee, by withholding some of the shares of Common Stock which are being purchased upon exercise of an Option, or (v) any combination of the foregoing. With respect to subclause (iii) hereof, the shares of Common Stock delivered to pay the purchase price must have either been (x) purchased in open market transactions or (y) issued by the Corporation pursuant to a plan thereof, in each case more than six months prior to the exercise date of the Option.

         8.08 Voting and Dividend Rights. No Optionee shall have any voting or dividend rights or other rights of a shareholder in respect of any shares of Common Stock covered by an Option prior to the time that his name is recorded on the Corporation's shareholder ledger as the holder of record of such shares acquired pursuant to an exercise of an Option.

         8.09 Additional Terms Applicable to Incentive Stock Options. All Options issued under the Plan as Incentive Stock Options will be subject, in addition to the terms detailed in Sections 8.01 to 8.08 above, to those contained in this Section 8.09.

                  (a) Notwithstanding any contrary provisions contained elsewhere in this Plan and as long as required by Section 422 of the Code, the aggregate Fair Market Value, determined as of the time an Incentive Stock Option is granted, of the Common Stock with respect to which Incentive Stock Options are exercisable under this Plan for the first time by the Optionee during any calendar year and stock options that satisfy the requirements of Section 422 of the Code under any other stock option plan or plans maintained by the Corporation (or any parent or Subsidiary Company), shall not exceed $100,000.

                  (b) Limitation on Ten Percent Shareholders. The price at which shares of Common Stock may be purchased upon exercise of an Incentive Stock Option granted to an individual who, at the time such Incentive Stock Option is granted, owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock issued to shareholders of the Corporation or any Subsidiary Company, shall be no less than one hundred and ten percent (110%) of the Fair Market Value of a share of the Common Stock of the Corporation at the date of grant, and such Incentive Stock Option shall by its terms not be exercisable after the earlier of the date determined under
Section 8.03 or the expiration of five (5) years from the date such Incentive Stock Option is granted.

                  (c) Notice of Disposition; Withholding; Escrow. An Optionee shall immediately notify the Corporation in writing of any sale, transfer, assignment or other disposition (or action constituting a disqualifying disposition within the meaning of Section 421 of the Code) of any shares of Common Stock acquired through exercise of an Incentive Stock Option, within two
(2) years after the grant of such Incentive Stock Option or within one (1) year after the acquisition of such shares, setting forth the date and manner of disposition, the number of shares disposed of and the price at which such shares were disposed of. The Corporation shall be entitled to withhold from any compensation or other payments then or thereafter due to the Optionee such amounts as may be necessary to satisfy any withholding requirements of federal or state law or regulation and, further, to collect from the Optionee any additional amounts which may be required for such purpose. The Committee or the Board may, in its discretion, require shares of Common Stock acquired by an Optionee upon exercise of an Incentive Stock Option to be held in an escrow arrangement for the purpose of ensuring compliance with the provisions of this
Section 8.09(c).

         8.10 Stock Appreciation Rights.

                  (a) General Terms and Conditions. The Board or the Committee may, but shall not be obligated to, authorize the Corporation, on such terms and conditions as it deems appropriate in each case, to grant rights to Optionees to surrender an exercisable Option, or any portion thereof, in consideration for the payment by the Corporation of an amount equal to the excess of the Fair Market Value of the shares of Common Stock subject to the Option, or portion thereof, surrendered over the exercise price of the Option with respect to such shares (each such right being hereinafter referred to as a "Stock Appreciation Right"). Such payment, at the discretion of the Board or the Committee, may be made in shares of Common Stock valued at the then Fair Market Value thereof, or in cash, or partly in cash and partly in shares of Common Stock.

         The terms and conditions with respect to a Stock Appreciation Right may include (without limitation), subject to other provisions of this Section 8.10 and the Plan: the period during which, date by which or event upon which the Stock Appreciation Right may be exercised; the method for valuing shares of Common Stock for purposes of this Section 8.10; a ceiling on the amount of consideration which the Corporation may pay in connection with exercise and cancellation of the Stock Appreciation Right; and arrangements for income tax withholding. The Board or the Committee shall have complete discretion to determine whether, when and to whom Stock Appreciation Rights may be granted.

                  (b) Time Limitations. If a holder of a Stock Appreciation Right terminates service with the Corporation as an Officer or Employee, the Stock Appreciation Right may be exercised only within the period, if any, within which the Option to which it relates may be exercised.

                  (c) Effects of Exercise of Stock Appreciation Rights or Options. Upon the exercise of a Stock Appreciation Right, the number of shares of Common Stock available under the Option to which it relates shall decrease by a number equal to the number of shares for which the Stock Appreciation Right was exercised. Upon the exercise of an Option, any related Stock Appreciation Right shall terminate as to any number of shares of Common Stock subject to the Stock Appreciation Right that exceeds the total number of shares for which the Option remains unexercised.

                  (d) Time of Grant. A Stock Appreciation Right granted in connection with an Incentive Stock Option must be granted concurrently with the Option to which it relates, while a Stock Appreciation Right granted in connection with a Non-Qualified Option may be granted concurrently with the Option to which it relates or at any time thereafter prior to the exercise or expiration of such Option.

                  (e) Non-Transferable. The holder of a Stock Appreciation Right may not transfer or assign the Stock Appreciation Right otherwise than by will or in accordance with the laws of descent and distribution, and during a holder's lifetime a Stock Appreciation Right may be exercisable only by the holder.

                                   ARTICLE IX
                         ADJUSTMENTS FOR CAPITAL CHANGES

         The aggregate number of shares of Common Stock available for issuance under this Plan, the number of shares to which any outstanding Award relates, the maximum number of shares that can be covered by Awards to each Employee, each Non-Employee Director and all Non-Employee Directors as a group, and the exercise price per share of Common Stock under any outstanding Option shall be proportionately adjusted for any increase or decrease in the total number of outstanding shares of Common Stock issued subsequent to the effective date of this Plan resulting from a split, subdivision or consolidation of shares or any other capital adjustment, the payment of a stock dividend, or other increase or decrease in such shares effected without receipt or payment of consideration by the Corporation. If, upon a merger, consolidation, reorganization, liquidation, recapitalization or the like of the Corporation, the shares of the Corporation's Common Stock shall be exchanged for other securities of the Corporation or of another corporation, each recipient of an Award shall be entitled, subject to the conditions herein stated, to purchase or acquire such number of shares of Common Stock or amount of other securities of the Corporation or such other corporation as were exchangeable for the number of shares of Common Stock of the Corporation which such Optionees would have been entitled to purchase or acquire except for such action, and appropriate adjustments shall be made to the per share exercise price of outstanding Options. Notwithstanding any provision to the contrary herein and to the extent permitted by applicable laws and regulations and interpretations thereof, the exercise price of shares subject to outstanding Awards shall be proportionately adjusted upon the payment by the Corporation of a special cash dividend or return of capital in an amount per share which exceeds 10% of the Fair Market Value of a share of Common Stock as of the date of declaration, provided that the adjustment to the per share exercise price shall satisfy the criteria set forth in Emerging Issues Task Force 90-9 (or any successor thereto) so that the adjustments do not result in compensation expense, and provided further that if such adjustment with respect to Incentive Stock Options would be treated as a modification of the outstanding incentive stock options with the effect that, for purposes of Sections 422 and 425(h) of the Code, and the rules and regulations promulgated thereunder, new Incentive Stock Options would be deemed to be granted hereunder, then no adjustment to the per share exercise price of outstanding Incentive Stock Options shall be made.

                                    ARTICLE X
                      AMENDMENT AND TERMINATION OF THE PLAN

         The Board may, by resolution, at any time terminate or amend the Plan with respect to any shares of Common Stock as to which Awards have not been granted, subject to any required shareholder approval or any shareholder approval which the Board may deem to be advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying any applicable stock exchange listing requirements. The Board may not, without the consent of the holder of an Award, alter or impair any Award previously granted or awarded under this Plan except as specifically authorized herein.

                                   ARTICLE XI
                          EMPLOYMENT AND SERVICE RIGHTS

         Neither the Plan nor the grant of any Awards hereunder nor any action taken by the Committee or the Board in connection with the Plan shall create any right on the part of any Employee or Non-Employee Director to continue in such capacity.

                                   ARTICLE XII
                                   WITHHOLDING

         12.01 Tax Withholding. The Corporation may withhold from any cash payment made under this Plan sufficient amounts to cover any applicable withholding and employment taxes, and if the amount of such cash payment is insufficient, the Corporation may require the Optionee to pay to the Corporation the amount required to be withheld as a condition to delivering the shares acquired pursuant to an Award. The Corporation also may withhold or collect amounts with respect to a disqualifying disposition of shares of Common Stock acquired pursuant to exercise of an Incentive Stock Option, as provided in
Section 8.09(c).

         12.02 Methods of Tax Withholding. The Board or the Committee is authorized to adopt rules, regulations or procedures which provide for the satisfaction of an Optionee's tax withholding obligation by the retention of shares of

Common Stock to which the Employee would otherwise be entitled pursuant to an Award and/or by the Optionee's delivery of previously owned shares of Common Stock or other property.

                                  ARTICLE XIII
                                DEFERRED PAYMENTS

         13.01 Deferral of Options and Stock Appreciation Rights. Notwithstanding any other provision of this Plan, any Optionee may elect, with the approval of the Committee and consistent with any rules and regulations established by the Board, to defer the delivery of the proceeds of the exercise of any Non-Qualified Option which has not been transferred under the provisions of Section 8.05 hereof and Stock Appreciation Rights.

         13.02 Timing of Election. The election to defer the delivery of the proceeds from the exercise of any eligible Non-Qualified Option or Stock Appreciation Right must be made at least six (6) months prior to the date such Option or Stock Appreciation Right is exercised or at such other time as the Committee may specify. Deferrals of eligible Non-Qualified Options or Stock Appreciation Rights shall only be allowed for exercises of Non-Qualified Options and Stock Appreciation Rights that occur while the Participant is in active service with the Corporation or one of the Subsidiary Companies. Any election to defer the proceeds from the exercise of an eligible Non-Qualified Option or Stock Appreciation Right shall be irrevocable as long as the Optionee remains an Employee or a Non-Employee Director.

                                   ARTICLE XIV
                        EFFECTIVE DATE OF THE PLAN; TERM

         14.01 Effective Date of the Plan. This Plan shall become effective on the Effective Date, and Awards may be granted hereunder no earlier than the date that this Plan is approved by shareholders of the Corporation and no later than the termination of the Plan, provided that this Plan is approved by shareholders of the Corporation pursuant to Article XV hereof.

         14.02 Term of the Plan. Unless sooner terminated, this Plan shall remain in effect for a period of ten (10) years ending on the tenth anniversary of the Effective Date. Termination of the Plan shall not affect any Awards previously granted and such Awards shall remain valid and in effect until they have been fully exercised or earned, are surrendered or by their terms expire or are forfeited.

                                   ARTICLE XV
                              SHAREHOLDER APPROVAL

         The Corporation shall submit this Plan to shareholders for approval at a meeting of shareholders of the Corporation held within twelve (12) months following the Effective Date in order to meet the requirements of (i) Section 422 of the Code and regulations thereunder, (ii) Section 162(m) of the Code and regulations thereunder, and (iii) the Nasdaq Stock Market for continued quotation of the Common Stock on the Nasdaq Stock Market.

                                   ARTICLE XVI
                                  MISCELLANEOUS

         16.01 Governing Law. To the extent not governed by federal law, this Plan shall be construed under the laws of the Commonwealth of Pennsylvania.

         16.02 Pronouns. Wherever appropriate, the masculine pronoun shall include the feminine pronoun, and the singular shall include the plural.

[X]  PLEASE MARK VOTES                                    REVOCABLE PROXY
     AS IN THIS EXAMPLE                              LAUREL CAPITAL GROUP, INC.

                                                                                               WITH-
     THIS PROXY IS SOLICITED ON BEHALF OF                                            FOR       HOLD      EXCEPT
THE BOARD OF DIRECTORS OF LAUREL CAPITAL               1. ELECTION OF DIRECTORS      [ ]        [ ]       [ ]
GROUP, INC. (THE "COMPANY") FOR USE ONLY
AT THE ANNUAL MEETING OF STOCKHOLDERS TO                  Nominees for three-year term:
BE HELD ON NOVEMBER 9, 2000 AND AT ANY
ADJOURNMENT THEREOF.                                      HARVEY J. HAUGHTON         ANNETTE D. GANASSI

     The undersigned, being a stockholder              INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
of the Company, hereby appoints the Board              NOMINEE, MARK "EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE
of Directors or any successor thereto as               PROVIDED BELOW.
proxies with full powers of substitution,
and hereby authorizes them to represent and            -----------------------------------------------------------------------------
vote, as designated on this proxy card, all
the shares of common stock of the Company
("Common Stock") held of record by the                                              FOR      AGAINST    ABSTAIN
undersigned on September 26, 2000 at the               2. PROPOSAL to approve the   [ ]        [ ]        [ ]
Annual Meeting of Stockholders to be held                 2000 Stock Option Plan.
at the Holiday Inn-Allegheny Valley,
R.I.D.C. Park, 180 Gamma Drive, Pittsburgh,            3. PROPOSAL to ratify the    [ ]        [ ]        [ ]
Pennsylvania 15238 on Thursday, November 9,               appointment of KPMG LLP
2000 at 10:30 a.m., Eastern Time, or any                  as the Company's
adjournment thereof, and thereat to act                   independent auditors
with respect to all votes that the                        for fiscal year ended
undersigned would be entitled to cast, if                 June 30, 2001.
then personally present, as set forth on
this proxy card (the Board of Directors                4. In their discretion, the proxies are authorized to vote with respect to
recommends that stockholders vote FOR                     matters incident to the conduct of the meeting and upon such other
proposals 1, 2 and 3).                                    business as may properly come before the Annual Meeting.

                                                                      PLEASE CHECK BOX IF YOU PLAN ------
                                      ------------------------        TO ATTEND THE MEETING.              [ ]
Please be sure to sign and date         Date
  this Proxy in the box below.
--------------------------------------------------------------        SHARES OF COMMON STOCK OF THE COMPANY WILL BE VOTED AS
                                                                 SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR
                                                                 THE ELECTION OF ALL OF THE NOMINEES NAMED IN PROPOSAL 1, FOR
                                                                 PROPOSALS 2 AND 3, AND OTHERWISE AT THE DISCRETION OF THE PROXIES.
                                                                 THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS
----Stockholder sign above---Co-holder (if any) sign above----   EXERCISED AT THE ANNUAL MEETING.


                         *    DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.  *

                                                     LAUREL CAPITAL GROUP, INC.

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     The above signed hereby acknowledges receipt of a Notice of Annual Meeting of Laurel Capital Group, Inc. to be held on
November 9, 2000 and any adjournment thereof, and a Proxy Statement for the Annual Meeting prior to the signing of this proxy card.
     Please sign exactly as your name(s) appear(s) on this proxy card. When signing in a representative capacity, please give title. Only one signature is required in the case of a joint account.

                                                        PLEASE ACT PROMPTLY
                                              SIGN, DATE & MAIL YOUR PROXY CARD TODAY
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